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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2003

Click Commerce, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0001107050 (Commission File Number)	36-4088644 (IRS Employer Identification No.)
200 East Randolph Drive, Suite 4900 Chicago, Illinois 60601 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (312) 482-9006

N/A
(Former name or former address, if changed since last report)

Explanatory Note

        On March 28, 2003, Click Commerce, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Filing") in connection the completion of the acquisition of Allegis Corporation ("Allegis"). This amendment is being filed to amend Item 7 of the Original Filing to include the financial statements required by Items 7(a) and 7(b).

Item 7.    Financial Statements and Exhibits.

  (a)
  Financial Statements of Business Acquired.

    The financial statements of Allegis listed in the accompanying Index to Financial Statements and Pro Forma Financial Information are filed as part of this Current Report on Form 8-K/A.

  (b)
  Pro Forma Financial Information.

    The pro forma financial information of the Company listed in the accompanying Index to Financial Statements and Pro Forma Financial Information is filed as part of this Current Report on Form 8-K/A.

  (c)
  Exhibits.

  2.1
  Agreement and Plan of Merger, dated March 21, 2003, by and among Click Commerce, Inc., Allegis Acquisition, Inc., Allegis Acquisition of California, Inc. and Allegis Corporation.*+

  *
  All schedules to this Exhibit 2.1 filed herewith have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A list of the omitted schedules appears at the end of this Exhibit 2.1. The Company will supplementally furnish a copy of any omitted schedule to the Commission upon request.

  23.1
  Consent of KPMG LLP, independent auditor of Allegis.

  99.1
  Press Release, dated March 24, 2003, regarding the signing of the Agreement and Plan of Merger.+

  99.2
  Press Release, dated March 26, 2003, regarding the completion of the acquisition.+

  +
  Incorporated by reference to the Company's Current Report on Form 8-K, dated March 27, 2003, which was filed with the Securities and Exchange Commission on March 28, 2003.

2

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICK COMMERCE, INC.
By:	/s/ MICHAEL W. NELSON Michael W. Nelson Vice President, Chief Financial Officer and Treasurer

Date: May 27, 2003

3

INDEX TO FINANCIAL STATEMENTS AND
PRO FORMA FINANCIAL INFORMATION

Allegis Corporation
Independent Auditors' Report	F-2
Consolidated Balance Sheets	F-3
Consolidated Statements of Operations	F-4
Consolidated Statements of Shareholders' Equity	F-5
Consolidated Statements of Cash Flows	F-6
Notes to Consolidated Financial Statements	F-7
Click Commerce, Inc.
Unaudited Pro Forma Condensed Combining Balance Sheet	F-22
Unaudited Pro Forma Condensed Combining Statement of Operations	F-23
Notes to Unaudited Pro Forma Condensed Combining Financial Statements	F-24

Independent Auditors' Report

The Board of Directors
Allegis Corporation:

        We have audited the accompanying consolidated balance sheets of Allegis Corporation and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allegis Corporation and subsidiary as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

                      /s/ KPMG LLP

May 13, 2003
Chicago, Illinois

ALLEGIS CORPORATION AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2002 and 2001

(In thousands, except share amounts)

	2002	2001
ASSETS
Current assets:
Cash and cash equivalents	$6,340	$12,119
Accounts receivable, net of allowance for doubtful accounts ($73 and $113 as of December 31, 2002 and 2001, respectively)	1,330	1,585
Restricted cash	—	850
Deferred cost	506	1,073
Prepaid expenses and other current assets	235	273

Total current assets	8,411	15,900
Property and equipment, net	1,273	2,095
Security deposit	250	250
Other assets	80	254

Total assets	$10,014	$18,499

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$610	$644
Accrued expenses	1,021	1,025
Accrued restructuring charges	—	1,258
Deferred revenue	2,618	2,857
Current portion of notes payable	3,500	1,139
Current portion of capital lease obligations	7	122

Total current liabilities	7,756	7,045
Deferred revenue	324	353
Capital lease obligations, less current portion	—	16

Total liabilities	8,080	7,414

Shareholders' equity:
Series A, B, C, D and E convertible redeemable preferred stock, no par value; 14,000,000 shares authorized; 12,278,214 shares issued and outstanding as of December 31, 2002 and 2001	65,590	65,590
Common stock, no par value; 25,000,000 shares authorized; 7,767,021 and 8,084,920 shares issued and outstanding as of December 31, 2002 and 2001, respectively.	11,521	12,568
Preferred stock warrants	604	604
Notes receivable from shareholders	(43)	(43)
Deferred stock-based compensation	(2,781)	(5,924)
Accumulated deficit	(72,957)	(61,710)

Total shareholders' equity	1,934	11,085

Total liabilities and shareholders' equity	$10,014	$18,499

See accompanying notes to consolidated financial statements.

ALLEGIS CORPORATION AND SUBSIDIARY

Consolidated Statements of Operations

Years ended December 31, 2002 and 2001

(In thousands)

	2002	2001
Revenues	$11,297	$9,634
Costs and expenses:
Cost of revenues	5,306	8,154
Research and development	5,882	6,259
Sales and marketing	7,140	12,509
General and administrative	2,265	2,948
Stock-based compensation	2,103	3,614
Restructuring charges	—	2,342
Impairment charge	—	652
Abandoned offering costs	—	349

Total costs and expenses	22,696	36,827

Loss from operations	(11,399)	(27,193)
Interest and other income	222	1,158
Interest expense and other	(70)	(641)

Net loss	$(11,247)	$(26,676)

See accompanying notes to consolidated financial statements.

ALLEGIS CORPORATION AND SUBSIDIARY

Consolidated Statements of Shareholders' Equity

Years ended December 31, 2002 and 2001

(In thousands, except share amounts)

	Convertible redeemable preferred stock
			Common Stock			Notes receivable from shareholders
					Preferred stock warrants		Deferred sales discount	Deferred stock-based compensation	Accumulated deficit	Total shareholders' equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2000	12,278,214	$65,590	6,119,114	$16,713	$604	$(1,136)	$(35)	$(12,561)	$(35,034)	$34,141
Repurchase of common stock	—	—	(1,082,804)	(499)	—	460	—	—	—	(39)
Issuance of common stock for acquisitions	—	—	444,226	22	—	—	—	(10)	—	12
Exercise of common stock options	—	—	41,309	13	—	—	—	—	—	13
Restricted common stock exchanged for stock options	—	—	2,537,375	—	—	—	—	—	—	—
Interest receivable on stockholder notes	—	—	—	—	—	(34)	—	—	—	(34)
Forgiveness of shareholder notes receivable	—	—	—	—	—	667	—	—	—	667
Issuance of common stock to nonemployees for services	—	—	25,700	19	—	—	—	—	—	19
Amortization of deferred sales discount	—	—	—	—	—	—	35	—	—	35
Amortization of deferred compensation, net of forfeitures	—	—	—	(3,700)	—	—	—	6,647	—	2,947
Net loss	—	—	—	—	—	—	—	—	(26,676)	(26,676)

Balance as of December 31, 2001	12,278,214	$65,590	8,084,920	$12,568	$604	$(43)	$—	$(5,924)	$(61,710)	$11,085
Repurchase of common stock	—	—	(359,125)	(8)	—	—	—	—	—	(8)
Issuance of common stock to nonemployees for services	—	—	12,500	—	—	—	—	—	—	—
Exercise of common stock options	—	—	28,726	1	—	—	—	—	—	1
Amortization of deferred compensation, net of forfeitures	—	—	—	(1,040)	—	—	—	3,143	—	2,103
Net loss	—	—	—	—	—	—	—	—	(11,247)	(11,247)

Balance as of December 31, 2002	12,278,214	$65,590	7,767,021	$11,521	$604	$(43)	$—	$(2,781)	$(72,957)	$1,934

ALLEGIS CORPORATION AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended December 31, 2002 and 2001

(In thousands)

	2002	2001
Cash flows from operating activities:
Net loss	$(11,247)	$(26,676)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,266	1,555
Amortization of capitalized internal software development costs	—	1,036
Amortization of stock-based compensation	2,103	2,947
Forgiveness of shareholder notes receivable	—	667
Amortization of warrants issued to a customers	—	35
Non-cash interest expense	—	82
Common stock issued to nonemployees for services	—	19
Interest receivable on shareholder notes	—	(34)
Noncash impairment charge	—	652
Loss on sale of property and equipment	3	—
Changes in operating assets and liabilities:
Accounts receivable, net	255	1,014
Prepaid expenses and other assets	212	592
Deferred cost	567	53
Accounts payable	(34)	(464)
Accrued expenses	(4)	62
Accrued restructuring charges	(408)	1,258
Deferred rent	—	(43)
Deferred revenue	(268)	(165)

Net cash used in operating activities	(7,555)	(17,410)
Cash flows from investing activities:
Purchases of property and equipment	(449)	(676)
Proceeds from sale of property and equipment	2	—
Capitalized internal software development costs	—	(557)

Net cash used in investing activities	(447)	(1,233)
Cash flows from financing activities:
Proceeds from note payable	11,861	1,139
Payments on notes payable	(9,500)	(1,272)
Proceeds from issuance of common stock	1	13
Repurchase of common stock	(8)	(39)
Principal payments under capital lease obligations	(131)	(156)

Net cash provided by (used in) financing activities	2,223	(315)
Net decrease in cash and cash equivalents	(5,779)	(18,958)
Cash and cash equivalents at beginning of year	12,119	31,077

Cash and cash equivalents at end of year	$6,340	$12,119

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$70	$139

ALLEGIS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(1)   The Company and Significant Accounting Policies

        (a)    The Company

          Allegis Corporation (the "Company") was incorporated in California on June 15, 1995 and is a provider of partner relationship management software solutions that enable companies to work with their partner channels more effectively. The Company serves large global manufacturers and service organizations that rely on selling partners to deliver goods and services to end customers through indirect sales channels.

          The Company's principal product is an integrated offering of over 35 software components, referred to as the Allegis eBusiness Suite. The software suite allows users to more effectively manage their indirect sales channels, optimize the selling effectiveness of indirect channels, and extend their channels into collaborative selling networks. The suite enables users to create selling opportunities, reduce the costs of sales and inventory, increase partner loyalty, and improve customer satisfaction.

          The Company's revenues have been generated from software license, software subscriptions, maintenance, strategic business consulting, and professional services for configuration and deployment for each unique software implementation. Customers have a choice of subscription-based pricing or a one-time software license fee.

          The Company is headquartered in San Francisco with one regional sales office in North America, and has one wholly owned subsidiary, Allegis Corporation Limited, in the United Kingdom.

        (b)    Liquidity and Capital Resources

          The Company has incurred recurring losses from operations and had an accumulated deficit of $73.0 million as of December 31, 2002. The Company has financed operations through private sales of capital stock. The Company has incurred substantial losses and negative cash flows from operations since inception. Management anticipates that these losses will decrease as the Company's products gain market acceptance. As a result of the acquisition of the Company by Click Commerce, Inc. in March 2003 (see Note 14 for further details), the Company anticipates that the operational and administrative synergies of the merger will provide an improved cash position on a consolidated basis.

        (c)    Principles of Consolidation

          The accompanying consolidated financial statements include the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

        (d)    Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  ALLEGIS CORPORATION AND SUBSIDIARY

  Notes to Consolidated Financial Statements

  December 31, 2002 and 2001

        (e)    Cash, Cash Equivalents, and Restricted Cash

          The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist principally of cash on deposit with a bank and money market accounts that are stated at cost, which approximate fair value.

        (f)    Fair Value of Financial Instruments

          The reported amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, restricted cash, accounts payable, accrued expenses and notes payable, approximate fair value due to their short maturities. The carrying value of notes payable and capital lease obligations approximates fair value based on the market interest rate available to the Company for debt with similar risk and maturities.

        (g)    Long-Lived Assets

          Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized over the shorter of their estimated useful life or the term of the lease.

          The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment loss to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value, less costs to sell. The Company estimates fair value, using discounted cash flows, based on the best information available, making judgments and projections of cash flows as considered necessary.

        (h)    Capitalized Internal Software Development Costs

          Through October 2000, the Company applied American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use," to account for costs incurred in developing software applications used in the provision of its subscription services. In accordance with SOP 98-1, the Company expensed all costs incurred during the preliminary project stage and capitalized all internal direct costs, including interest, incurred in the development stage. All costs incurred for upgrades, maintenance, and enhancements that did not result in additional functionality were expensed as incurred. Capitalized software costs are amortized on a straight-line basis over the estimated useful lives of the related software applications, generally 18 months.

          In October 2000, the Company developed a substantive plan to sell internally developed software applications and adopted SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed." In accordance with SFAS No. 86, all costs incurred to establish the technological feasibility of computer software products are expensed as research and development costs. The Company determines technological feasibility based on coding and testing in accordance with detailed program designs. Costs incurred subsequent to the establishment of technological feasibility and prior to the general availability of the product to customers are capitalized. Capitalized software development costs are amortized on a straight-line basis over the remaining estimated useful lives of the related software applications. Amortization starts when the product is available for general release to customers. However, since adopting SFAS No. 86, the period between technological feasibility and general availability has been short and costs qualifying for capitalization have been insignificant. Accordingly, no software development costs have been capitalized since the Company adopted SFAS No. 86.

  ALLEGIS CORPORATION AND SUBSIDIARY

  Notes to Consolidated Financial Statements

  December 31, 2002 and 2001

          As of December 31, 2002 and 2001, no amounts of capitalized software costs remain in the accompanying consolidated balance sheets.

        (i)    Revenue Recognition

          The Company primarily derives revenues from software licenses, subscription services, maintenance, and strategic consulting services.

          For software subscriptions, the Company applies revenue recognition principles in accordance with the guidance provided by Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements." The arrangement fee related to multi-element arrangements should be allocated to the individual elements based upon verifiable, objective evidence of the fair values of each separate element. To be considered a separate element, the product or service in question must represent a separate earnings process. The Company's arrangements with customers generally include two elements: (1) strategic consulting services and (2) set-up and software subscription services. The Company has not currently established verifiable, objective evidence of the fair values for each of the contract elements on a stand-alone basis. Accordingly, the Company does not separately account for each element.

          Total arrangement revenues and direct costs are deferred until customer acceptance has occurred and the software subscription service begins. Revenues and direct costs are then amortized ratably to income over the noncancelable contractual term, which is typically 12 months to 18 months.

          Once verifiable objective evidence of the fair value of both the elements is established, the Company will separate the elements in these multi-element arrangements and record revenues and direct costs related to strategic consulting services as those services are performed. Set-up and software subscription revenues will continue to be recognized ratably over the period of the noncancelable contractual term.

          For software license sales with bundled maintenance, the Company applies revenue recognition principals using the residual method pursuant to the requirements of Statement of Position (SOP) 97-2, "Software Revenue Recognition," as amended by SOP 98-9, "Software Revenue Recognition with Respect to Certain Transactions." Under the residual method, revenue is recognized for delivered elements when a contractually stipulated annual renewal rate for maintenance is provided in the contract with the customer provided, however, that collection is deemed probable and the fee is fixed and determinable. Total arrangement revenues and direct costs are deferred until customer acceptance has occurred.

          Maintenance revenues are recognized ratably over the term of the maintenance contract, which is generally 12 months. Strategic business consulting and training revenues are recognized as the services are performed and are usually on a time-and-materials basis.

          Hosting revenues are recognized ratably over the term of the contract, which is generally 12 months to 18 months. Verifiable objective evidence of the fair value of the element is obtained from a contractually stipulated monthly renewal rate.

  ALLEGIS CORPORATION AND SUBSIDIARY

  Notes to Consolidated Financial Statements

  December 31, 2002 and 2001

          In accordance with EITF No. 01-14, the Company characterizes the reimbursement of out-of-pocket expenses from their customers as revenue, rather than as a reduction of the related expense in the accompanying statements of operations.

        (j)    Concentrations of Credit Risk

          Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents, restricted cash, and trade accounts receivable. The Company limits its exposure to credit loss by placing its cash and cash equivalents with high credit quality financial institutions. Concentrations of credit risk with respect to trade accounts receivable are considered to be limited due to the credit quality of the customers comprising the customer base. The Company performs ongoing credit evaluations of its customers' financial conditions to determine the need for an allowance for doubtful accounts. In 2002, two customers accounted for 18% and 12%, respectively, of total revenues. In 2001, one customer accounted for 15% of total revenues.

        (k)    Advertising Costs

          Advertising costs are recorded as an expense when incurred. Advertising costs for the years ended December 31, 2002 and 2001 were $3,000 and $426,000, respectively.

        (l)    Stock-Based Compensation

          The Company accounts for stock-based employee compensation in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations. Under APB 25, compensation cost is recognized based on the difference, if any, on the date of grant between the fair value of the Company's stock and the exercise price. Deferred compensation is amortized and expensed using the straight-line method. The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force (EITF) Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." The Company uses the Black-Scholes option-pricing model to value options granted to nonemployees. The related expense is recorded over the period in which the related services are provided.

          Had the Company determined compensation cost for employee stock option grants based on the method required by SFAS No. 123, using the Black-Scholes option-pricing model with the weighted average assumptions disclosed in Note 12, the Company's net loss for the years ended December 31, 2002 and 2001 would approximate the pro forma amounts below.

	2002	2001
	(in thousands)
Net loss, as reported	$(11,247)	$(26,676)
Stock-based employee compensation expense included in the determination of net loss as reported, net of related tax effects	2,103	2,947
Total fair value method employee stock-based compensation expense, net of related tax effects	(2,299)	(3,475)

Pro forma net loss	$(11,443)	$(27,204)

ALLEGIS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

        (m)    Income Taxes

          The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce the deferred tax asset to the amount that will more likely than not be realized.

        (n)    Comprehensive Loss

          The Company has adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. The Company has no components of other comprehensive loss other than its net loss. Accordingly, comprehensive loss is equivalent to net loss for all periods presented.

(2)   Property and Equipment

        Property and equipment as of December 31 consisted of the following (in thousands):

	2002	2001
Computer equipment	$2,003	1,936
Software	1,592	1,231
Office equipment and furniture	675	703
Leasehold improvements	503	503

	4,773	4,373
Less accumulated depreciation and amortization	3,500	2,278

	$1,273	2,095

        Equipment under capital leases included in property and equipment was $57,000 and $403,000 as of December 31, 2002 and 2001, respectively. Accumulated amortization related to equipment under capital leases as of December 31, 2002 and 2001 totaled $50,000 and $275,000, respectively.

(3)   Restructuring Charges and Asset Impairments

        During 2001, the Company approved restructuring plans to, among other things, reduce its workforce and consolidate its facilities.

ALLEGIS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

        Components of restructuring during 2002 and 2001 were as follows (in thousands):

	Severance and benefits	Lease abandonment and termination	Total
Total charges in 2001	$500	$1,842	$2,342
Less: Cash paid in 2001	500	584	1,084

Accrued and unpaid at December 31, 2001	$—	$1,258	$1,258

Less: Cash paid in 2002	$—	$1,258	$1,258

Accrued and unpaid at December 31, 2002	$—	$—	$—

        (a)    Severance and Benefits

          In 2001, the Company terminated approximately 80 employees and recorded a charge of $500,000 related to severance, benefits, and related costs.

        (b)    Lease Abandonment and Termination

          On April 1, 2001, the Company implemented a plan to abandon 16,000 square feet of office space and began discussions to exit its lease commitments for those facilities. In December 2001, the Company negotiated a lease amendment to exit the surplus property. The Company recorded a charge of $1,842,000 related to the cancellation of those lease commitments (see Note 9).

          In connection with the restructuring activities, the Company recorded impairments of property and equipment as follows:

    •
    The Company recorded charges totaling $652,000 during 2001 for property and equipment that was disposed of or removed from service related to the workforce reduction and consolidation of facilities. The charges consisted of: abandoned leasehold improvements of $243,000; abandoned office furniture and equipment of $180,000; and surplus computer equipment removed from service of $229,000.

(4)   Business Combination

        On October 15, 2001, the Company acquired the assets and assumed the liabilities of MarketWiz, Inc. through a business combination accounted for as an asset purchase. The assets acquired included software. The aggregate purchase price of $434,000 was comprised of 236,312 shares of restricted common stock with a deemed fair value of $12,000 and cash payments of $420,000.

        In 2001, the Company also issued 207,914 shares of restricted common stock with a deemed fair value of $10,000, and 44,280 stock options to MarketWiz, Inc. employees who transferred to the Company in exchange for their MarketWiz, Inc. common stock and vested and nonvested stock options. The new securities issued to former MarketWiz, Inc. employees contained provisions in which the shares and options would vest over one- to three-year periods. The deferred charge related to these securities will be recognized ratably over the vesting period.

        In 2001, the Company allocated $432,000 of the purchase price to in-process research and development, as technological feasibility had not been established for MarketWiz, Inc. technology and no alternative future uses existed. This amount was written off upon completion of the Marketwiz, Inc. acquisition and is included in general and administrative expenses on the accompanying statement of operations for 2001.

ALLEGIS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

(5)   Stock Option Exchange Program for Restricted Common Stock

        In June 2001, the Company offered its employees a program to exchange outstanding stock options that had an exercise price greater than $0.05 per share for an equal number of restricted shares of its common stock. On July 24, 2001, a total of 2,537,375 stock options were eligible for the exchange for restricted stock in connection with the program.

        In order to participate in the program, the individual must have been an employee on June 25, 2001, the date the Exchange Program began, and on July 24, 2001, the date the Exchange Program ended.

        All exchanged options were canceled and returned to the pool of shares available for grants of new awards or options under the Company's Stock Option Plans. All shares of restricted stock were issued under the plans and pursuant to a restricted stock agreement entered into between the individual and the Company.

        On July 24, 2001, the Company granted 2,537,375 shares of restricted common stock to employees electing to participate in the program in exchange for an equal number of stock options with exercise prices ranging from $0.10 to $1.20, and a weighted average exercise price of $0.89. The fair market value per share of the new restricted stock was $0.05. The Company recorded noncash deferred compensation for the deemed fair value of restricted stock. This deferred compensation will be spread over the vesting period of the restricted stock as mentioned above in addition to the preexisting deferred compensation for the replaced options. During 2002 and 2001, the Company amortized $2,103,000 and $2,947,000 respectively, of deferred compensation, net of forfeitures of $1,040,000 and $3,700,000.

(6)   Accrued Expenses

        Accrued expenses as of December 31 were as follows (in thousands):

	2002	2001
Bonuses and commissions	$511	321
Vacation	298	388
Other	212	316

	$1,021	1,025

(7)   Notes Payable

        In December 2001, the Company entered into a line of credit agreement with a financial institution for working capital borrowings of up to $3,000,000. As of December 31, 2001, the Company had borrowed $1,139,000 under the agreement. The principal balance on the line of credit was due on May 5, 2002 with interest payable on a monthly basis. The line of credit bears interest at 2% above the lender's prime rate and is collateralized by certain assets of the Company. The interest rate as of December 31, 2001 was 6.75%. Under the agreement, the Company is required to comply with certain financial covenants. The Company was in compliance with all such covenants as of December 31, 2001.

        In April 2002, the line of credit agreement was modified to extend the maturity date to July 1, 2002. In September 2002, the line of credit agreement was further modified to extend the maturity date to October 4, 2002, to remove the financial covenants and to increase the line of credit to $3,500,000. In December 2002, the line of credit agreement was modified to extend the maturity date to January 3, 2003. As of December 31, 2002, the Company had borrowed $3,500,000 under the agreement. The principal balance on the line of credit was due on January 3, 2003 with interest payable on a monthly basis. The line of credit bore interest at 2% above the lender's prime rate and was collateralized by certain assets of the Company. The interest rate as of December 31, 2002 was 6.25%. The outstanding balance on the line of credit was repaid on January 3, 2003.

ALLEGIS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

        On June 19, 1999, the Company entered into a term loan agreement with a financial institution for working capital borrowings of up to $2,000,000. On June 30, 1999, the Company borrowed $2,000,000 under the agreement. The term loan was due in 30 equal monthly principal payments together with the interest beginning in July 1999. The note bore interest at a fixed rate of 13.8% and was collateralized by certain assets of the Company. The loan was fully repaid during fiscal year 2001.

        In connection with the term loan agreement entered into on June 19, 1999, the Company issued 132,653 warrants to purchase Series C convertible preferred stock at an exercise price of $1.96 per share. The warrants expire on the later of June 18, 2009 or five years after the closing of the Company's initial public offering of its common stock. The estimated fair value of these warrants measured on the date of grant, using the Black-Scholes option-pricing model, was $485,000 and was recorded as discount on notes payable, with a corresponding amount ascribed to the value of convertible preferred stock warrants, and was amortized to interest expense over the 30-month term of the debt.

        In November 1998, the Company entered into an agreement for a term loan. The term loan allowed the Company to borrow up to $500,000 through May 1999 and up to $1,000,000 for the period from May 1999 through November 1999 and was payable over 36 months in equal monthly installments of principal and accrued interest. The loan accrued interest at the lender's prime rate and was collateralized by certain assets of the Company. The loan was fully repaid during 2001.

        On January 29, 1997, the Company entered into a term loan agreement with a financial institution for working capital borrowings of up to $300,000. On February 20, 1997, the Company borrowed $300,000 under the agreement. The note had a fixed rate equal to 15.2% and was collateralized by certain assets of the Company. The loan was fully repaid during 2000. In connection with this term loan agreement, the Company issued 14,189 warrants to purchase Series A convertible preferred stock at an exercise price of $1.48 per share. The warrants expire in April 2007 and had an insignificant fair value measured on the date of grant using the Black-Scholes option-pricing model.

(8)   Income Taxes

        The Company has not recorded provisions or benefits for federal or state income taxes for the years ended December 31, 2002 and 2001 as a result of the Company's net operating losses. The differences between the provisions for income taxes and the amounts computed by applying the U.S. federal income tax rate of 34% to pretax loss from continuing operations were as follows (in thousands):

	2002	2001
Computed expected tax benefit	$(3,824)	(9,070)
Change in the beginning of the year balance of the valuation allowance for deferred tax assets	4,337	10,006
Other differences	(513)	(936)

Income tax provision	$—	—

ALLEGIS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of December 31 are as follows (in thousands):

	2002	2001
Deferred tax assets:
Property and equipment	$510	150
Accounts receivable	29	45
Accruals	995	335
Deferred revenue	1,048	1,279
Research and other tax credit carryforwards	456	456
Other	221	173
Net operating loss carryforward	23,945	20,429

Total gross deferred tax assets	27,204	22,867
Valuation allowance	(27,204)	(22,867)

Net deferred tax assets	$—	—

        The total income tax valuation allowance increased by $4,337,000 and $10,507,000 for the years ended December 31, 2002 and 2001, respectively. Management has concluded that the realization of the deferred tax assets does not meet the "more likely than not" criteria under SFAS No. 109, and accordingly, a full valuation allowance has been provided.

        As of December 31, 2002, the Company has net operating loss carryforwards for federal and state income tax return purposes of approximately $64,576,000 and $34,102,000, respectively. The net operating losses expire in the following years in the following amounts (in thousands):

Expires in year:	Federal	State
2003	$—	2,041
2004	—	2,381
2010	—	9,175
2011	—	11,563
2016	1,028	8,942
2017	2,779	—
2018	2,042	—
2019	4,762	—
2020	16,682	—
2021	21,025	—
2022	16,258

	$64,576	34,102

        In the event of an ownership change (as defined for income tax purposes), the above net operating loss carryforwards could be subject to an annual limitation.

(9)   Commitments

  Leases

        The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through 2008. Rent expense for the years ended December 31, 2002 and 2001 totaled $1,131,026 and $2,404,000, respectively.

ALLEGIS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

        In November 2000, the Company entered into a noncancelable operating lease for office space. The lease was due to expire in January 2005. Under the terms of the lease, the Company was required to deliver a $1,100,000 letter of credit to secure the payments under the lease obligation.

        In December 2001, the Company amended its operating lease for office space to reduce the amount of leased space from 46,600 to 28,400 square feet and recurring cost from an effective rate of $57 to $40 per square foot. In consideration for these provisions, the Company agreed to pay the landlord $850,000 in cash, issue 15,000 shares of restricted common stock, extend the term of the lease period to April 30, 2008 from January 31, 2005, and transfer ownership of office equipment with net book value of $180,000. The revised monthly payment began on May 1, 2002. The $850,000 that was due for the lease termination payment was classified as restricted cash as of December 31, 2001 and was paid in 2002. The Company has provided a security deposit in the amount of $250,000 for the remaining leased premises.

        Future minimum lease payments under noncancelable operating and capital leases as of December 31, 2002 are as follows (in thousands):

Year ending December 31,	Capital leases	Operating leases
2003	$18	1,135
2004	—	1,135
2005	—	1,135
2006	—	1,135
2007	—	1,135
Thereafter	—	378

Total minimum lease payments	18	$6,053

Less amount representing interest	11

Present value of net minimum lease payments	7
Less current portion	7

Capital lease obligations, less current portion	$—

(10) Redeemable Convertible Preferred Stock

        Redeemable convertible preferred stock consisted of the following:

	Shares		Original issuance price per share	Proceeds, net of issuance costs
	Authorized	Outstanding
Series A	1,764,189	1,750,000	$1.00	$1,734,000
Series B	1,785,714	1,785,714	1.96	3,494,000
Series C	2,723,673	2,571,020	1.96	5,023,000
Series D	4,150,000	4,024,899	7.23	29,044,000
Series E	2,361,564	2,146,581	12.28	26,295,000
Authorized and unissued	1,214,860	—	—	—

Balances as of December 31, 2001	14,000,000	12,278,214	—	$65,590,000

Balances as of December 31, 2002	14,000,000	12,278,214	—	$65,590,000

        The holders of the redeemable convertible preferred stock have certain rights and preferences as follows:

        (a)    Dividends

          Holders of Series A, B, C, D, and E convertible preferred stock were entitled to receive noncumulative annual dividends of $0.08, $0.16, $0.16, $0.59, and $0.98 per share (appropriately adjusted for stock splits, dividends, combinations or other recapitalization), respectively, when and if declared by the Company's board of directors. No dividends have been declared to date.

ALLEGIS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

        (b)    Conversion

          Each share of convertible preferred stock is convertible at the option of the holder into one share of common stock at any time, subject to adjustment for dividends, splits, and combinations. Each share of Series A, B, C, D, and E convertible preferred stock will be automatically converted into common stock upon (i) an initial public offering of the Company's common stock with aggregate proceeds in excess of $25,000,000 and a per share price not less than $13.51; or (ii) the election of the holders of at least a two-thirds majority of the outstanding shares of Series A, B, C, D, and E convertible preferred stock voting collectively as a single class and the majority of outstanding shares of Series E convertible preferred stock voting as a single class. The Company has reserved sufficient shares of common stock for issuance upon conversion of the outstanding convertible preferred stock.

        (c)    Liquidation

          In the event of any liquidation, dissolution, winding up, or the sale of all or substantially all of the assets, where less than 50% of the voting power is maintained by the Company, the holders of Series A, B, C, D, and E convertible preferred stock shall be entitled to receive, prior and in preference to any distribution to the holders of common stock, an amount per share equal to $1.00, $1.96, $1.96, $7.23, and $12.28, respectively, plus any declared but unpaid dividends. Any amounts remaining after such distribution shall be distributed ratably among the holders of common stock. A merger, acquisition, sale of voting control, or sale of substantially all of the assets of the Company resulting in a disposition of more than 50% of the outstanding voting power of the Company is deemed to be a liquidation.

        (d)    Redemption

          At any time after July 30, 2004, the holders of preferred shares holding at least a majority of the then outstanding stock and voting together as a single class may require the Company to redeem the preferred stock. The redemption will be in three annual installments, beginning on the date two months after the redemption request is made. The redemption price for each share is equal to the original issuance price plus any declared but unpaid dividends.

        (e)    Presentation

          The Company presented the carrying values of redeemable convertible preferred stock in shareholders' equity in the accompanying consolidated balance sheets as of December 31, 2002 and 2001.

        (f)    Voting

          The holders of the convertible preferred stock have one vote for each share of common stock into which such convertible preferred stock may be converted.

  ALLEGIS CORPORATION AND SUBSIDIARY

  Notes to Consolidated Financial Statements

  December 31, 2002 and 2001

        (g)    Warrants

          In connection with a software subscription agreement executed in January 2000, the Company issued to a customer fully vested warrants to purchase 10,000 shares of Series C convertible preferred stock at an exercise price of $1.96 per share. The warrants may be exercised at any time prior to November 30, 2004 and automatically convert to warrants to purchase common stock upon the effective date of an initial public offering. The fair value of the warrants, measured on the date of grant using the Black-Scholes option-pricing model, was $60,000 and is being recorded as a reduction of revenue ratably over the contractual term of the software subscription agreement. The warrants were fully amortized as of December 31, 2001.

          In December 1999, the Company issued warrants to purchase up to 82,987 shares of Series D convertible preferred stock for $7.23 per share in connection with the issuance of Series D convertible preferred stock to a certain shareholder. Such warrants are exercisable on the date when a joint team of this shareholder and Company engineers achieves certain performance benchmarks as defined in a Collaboration Agreement. As of December 31, 2002, the benchmarks had not been achieved and the warrants were not exercisable. The Company does not believe that achievement of the benchmarks is probable as of December 31, 2002, and accordingly, no value has been ascribed to the warrants as of December 31, 2002. The warrants expire on December 22, 2003.

          In connection with a software subscription agreement executed in October 1999, the Company issued to a customer fully vested warrants to purchase 10,000 shares of Series C convertible preferred stock at an exercise price of $1.96 per share. The warrants may be exercised at any time prior to October 27, 2003 and automatically convert to warrants to purchase common stock upon the effective date of an initial public offering. The fair value of the warrants, measured on the date of grant using the Black-Scholes option-pricing model was $59,000, which is being recorded as a reduction of revenue ratably over the contractual term of the software subscription agreement. For the year ended December 31, 2001, the Company recorded $9,000 as a reduction of revenues related to the amortization of the fair value of the warrants. The warrants were fully amortized as of December 31, 2001.

          In connection with the term loan agreement entered into on June 19, 1999, the Company issued 132,653 warrants to purchase Series C convertible preferred stock at an exercise price of $1.96 per share. The warrants expire on the later of June 18, 2009 or five years after the closing of the Company's initial public offering of its common stock (see Note 7).

          In connection with a term loan agreement entered into on January 29, 1997, the Company issued 14,189 warrants to purchase Series A convertible preferred stock at an exercise price of $1.48 per share. The warrants expire in April 2007 (see Note 7).

(11) Common Stock

        The Company is authorized to issue 25,000,000 shares of common stock, and as of December 31, 2002, the Company had 7,767,021 shares issued and outstanding. The issued and outstanding shares include shares subject to repurchase, which were issued upon the exercise of stock options prior to full vesting of the option shares exercised. Under the terms of the stock restriction agreements, the Company has the right to repurchase shares of common stock at the original issue price upon employee termination. The repurchase rights expire ratably over a 48-month period with 634,582 shares and

ALLEGIS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

1,648,694 shares of common stock subject to repurchase as of December 31, 2002 and 2001, respectively.

        Stock options were exercised to purchase 708,750 shares of common stock for notes receivable of $819,000 in 2000. The notes are full recourse promissory notes bearing interest at 7% and are collateralized by the stock issued upon the exercise of the stock options. The principal balance of the notes and accrued interest are due and payable four years from the date of the notes. During 2001, the Company forgave $621,000 of the notes receivable and $46,000 of related accrued interest.

(12) Employee Stock Option Plans

        (a)    Description of the Plans

          The Company has issued options under the 1998 Stock Option Plan (the "1998 Plan") and the 1996 Stock Option Plan (the "1996 Plan"). The 1998 Plan is used for new stock option grants. The Plans provide for the grant of stock options to employees and consultants of the Company. Options granted under the Plans may be either incentive stock options or nonqualified stock options. Incentive stock options (ISO) may be granted only to the Company's employees (including officers and directors who are also employees). Nonqualified stock options may be granted to the Company's employees and consultants. The Company has reserved 6,750,000 shares as of December 31, 2002 for issuance under the Plans.

          Options under the Plans may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the board of directors, provided that (a) the exercise price of an ISO shall not be less than 100% of the estimated fair value of the shares on the date of grant; and (b) the exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant and is for periods not to exceed five years. Options become exercisable at such time and under such conditions as determined by the board of directors. Options generally vest over four years.

        (b)    Stock-Based Compensation

          The Company uses the intrinsic-value method in accounting for options granted to employees. Accordingly, compensation cost has only been recognized in the accompanying consolidated statements of operations for any of the Company's stock options granted to employees where the exercise price of the option was less than the fair value of the underlying common stock as of the grant date.

          Deferred compensation is being amortized ratably over the vesting period of the related options, which is generally four years.

  ALLEGIS CORPORATION AND SUBSIDIARY

  Notes to Consolidated Financial Statements

  December 31, 2002 and 2001

          Amortization of deferred compensation in the accompanying consolidated statements of operations, net of forgiveness of shareholder notes receivable of $667,000 for 2001, is related to the following categories (in thousands):

	2002	2001
Costs and expenses:
Cost of revenue	$319	411
Research and development	443	629
Sales and marketing	804	1,304
General and administrative	537	603

	$2,103	2,947

          The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 0%; expected life of four years; no dividends; and risk-free rates of 4.3% and 4.4% in 2002 and 2001, respectively.

        (c)    Summary of Plan Activity

          Stock option activity during the years indicated is as follows:

	Number of options outstanding	Weighted average exercise price
Outstanding as of December 31, 2000	3,077,077	0.88
Granted	1,598,986	0.21
Exercised	(41,309)	0.31
Forfeited	(893,681)	0.67
Options exchanged for restricted stock	(2,537,375)	0.89

Outstanding as of December 31, 2001	1,203,698	0.15
Granted	1,408,625	0.05
Exercised	(28,726)	0.05
Forfeited	(308,228)	0.05

Outstanding as of December 31, 2002	2,275,369	0.10

Options exercisable as of December 31, 2002	569,821	0.22

ALLEGIS CORPORATION AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002 and 2001

        The following table summarizes information about stock options outstanding as of December 31, 2002:

				Options exercisable
		Weighted average remaining contractual life (years)
Exercise prices	Number of options outstanding		Weighted average exercise price	Number of options exercisable	Weighted average exercise price
$0.05	2,092,069	9.25	$0.05	407,771	$0.05
0.20	87,500	5.43	0.20	87,500	0.20
0.95	14,800	7.09	0.95	14,800	0.95
1.20	81,000	7.39	1.20	59,750	1.20

	2,275,369	9.02	0.10	569,821	0.22

(13) Qualified Retirement Plan

        Effective October 1997, the Company adopted the 401(k) Qualified Retirement Plan (the "401(k) Plan") that qualifies as a deferred salary arrangement under Section 401 of the Internal Revenue Code. Under the 401(k) Plan, participating employees may defer a portion of their pretax earnings, not to exceed 15% of their total compensation. The Company, as its discretion, may make contributions for the benefit of eligible employees. The Company made no contributions through December 31, 2002.

(14) Subsequent Events

        (a)    Lease Commitments

          In March 2003, the Company amended its operating lease on its office space to reduce the amount of leased space from 28,400 to 22,000 square feet, to decrease the cost per square foot and to shorten the term of the lease. In April 2003, the Company further amended the lease on its office space to reduce the square footage to 15,000. In consideration for these provisions, the Company paid the lessor a total of $49,000 and has promised to pay an additional $100,000 through forfeitures of security deposits.

        (b)    Sale of Company

          On March 27, 2003, Click Commerce, Inc. ("Click Commerce") completed its acquisition of the Company, effective March 24, 2003. Under the terms and conditions of the Agreement and Plan of Merger, the Company became a wholly owned subsidiary of Click Commerce, and the holders of the Company's preferred stock received cash consideration in an aggregate amount of approximately $10,200. In conjunction with the transaction, all equity instruments of the Company were cancelled.

The following unaudited pro forma condensed combining financial data are qualified in their entirety by reference to, and should be read in conjunctions with, the historical consolidated financial statements of Allegis Corporation and notes thereto included herein.

CLICK COMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET

December 31, 2002

(dollars in thousands)

Description	Click Commerce	Allegis	Pro Forma Adjustments		Click Commerce/ Allegis Pro Forma
Assets
Current assets:
Cash and cash equivalents	$23,646	$6,340	$(10	)(A)	$29,976
Short-term investments	10,367	—	—		10,367
Accounts receivable, net	4,912	1,330	—		6,242
Prepaids and other current assets	920	741	—		1,661

Total current assets	39,845	8,411	(10)		48,246
Property and equipment, net	2,333	1,273	(436	)(B)	3,170
Other assets	104	330	704	(C)	1,138

Total assets	$42,282	$10,014	$258		$52,554

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$504	$610	$135	(D)	1,249
Billings in excess of revenue earned on contracts in progress	376	—	—		376
Deferred revenue	3,774	2,618	(1,190	)(E)	5,202
Accrued expenses and other liabilities	2,135	1,021	—		3,156
Restructuring accrual	282	—	—		282
Current portion of notes payable	—	3,500	—		3,500
Current portion of capital lease obligations	643	7	—		650

Total current liabilities	7,714	7,756	(1,055)		14,415
Capital lease obligations, less current portion	47	—	—		47
Deferred revenue, noncurrent portion	—	324	(263	)(E)	61

Total liabilities	7,761	8,080	(1,318)		14,523

Shareholders' equity:
Preferred stock	—	65,590	(65,590	)(F)	—
Common stock	8	11,521	(11,521	)(F)	8
Additional paid-in capital	82,532	—	—		82,532
Preferred stock warrants	—	604	(604	)(F)	—
Notes receivable from shareholders	—	(43)	—		(43)
Deferred compensation	(246)	(2,781)	2,781	(F)	(246)
Accumulated other comprehensive income	148	—	—		148
Treasury stock	(117)	—	—		(117)
Accumulated deficit	(47,804)	(72,957)	72,957	(F)
			3,553	(G)	(44,251)

Total shareholders' equity	34,521	1,934	1,576		38,031

Total liabilities and shareholders' equity	$42,282	$10,014	$258		$52,554

See accompanying notes to unaudited pro forma condensed combining financial statements.

CLICK COMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS

For the Year Ended December 31, 2002

(dollars in thousands, except per share data)

Description	Click Commerce	Allegis	Pro Forma Adjustments		Click Commerce/ Allegis Pro Forma
Revenues
Product license	$2,192	$—	$—		$2,192
Service	16,084	11,297	—		27,381

Total revenues	18,276	11,297	—		29,573
Costs of revenues
Product license	705	—	—		705
Service	8,359	5,306	—		13,665

Total cost of revenues	9,064	5,306	—		14,370

Gross profit	9,212	5,991	—		15,203
Operating expenses:
Sales and marketing	9,237	7,140	—		16,377
Research and development	4,230	5,882	—		10,112
General and administrative	4,613	2,265	(145	)(H)	6,733
Amortization of stock-based compensation	236	2,103	—		2,339
Amortization of goodwill and intangibles	—	—	397	(I)	397
Restructuring and other charges	2,257	—	—		2,257

Total operating expenses	20,573	17,390	252		38,215

Operating loss	(11,361)	(11,399)	(252)		(23,012)

Other income, net	1,031	152	—		1,183

Loss before income taxes	(10,330)	(11,247)	(252)		(21,829)
Income tax expense (benefit)	—	—	—		—

Net loss	$(10,330)	$(11,247)	$(252)		$(21,829)

Net loss per share	$(1.28)	$—	$—		$(2.71)

Shares used in computing net loss per share	8,064,044	—	—		8,064,044

See accompanying notes to unaudited pro forma condensed combining financial statements.

CLICK COMMERCE, INC

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION

        The unaudited pro forma condensed combining balance sheet as of December 31, 2002 gives effect to the acquisition of Allegis Corporation ("Allegis"), a privately-held California corporation, as if it occurred on that date. The unaudited pro forma condensed combining statement of operations for the year ended December 31, 2002 gives effect to the acquisition of Allegis as if it occurred on January 1, 2002.

        Under the terms and conditions of the Agreement and Plan of Merger, Allegis became a wholly-owned subsidiary of Click Commerce, Inc. (the "Company"). The Company acquired all of the capital stock of Allegis for approximately $10,200. The Company also incurred approximately $135,000 of direct expenses related to closing the Allegis acquisition. The Company funded the acquisition using available cash on hand.

        The assets acquired and liabilities assumed in this acquisition were recorded based upon management's best estimates of fair value with any excess purchase price being allocated to goodwill and other intangible assets. The preliminary purchase price allocation may be subject to further adjustment as the Company finalizes its allocation in accordance with accounting principles generally accepted in the United States of America.

2.    PRO FORMA ADJUSTMENTS TO THE BALANCE SHEET AND STATEMENT OF OPERATIONS

  (A)
  Reflects the Company's purchase price of approximately $10,200 in cash paid to Allegis' preferred shareholders.

  (B)
  Reflects the write down of property, plant and equipment to the estimated fair value as of the acquisition date.

  (C)
  Reflects the establishment of goodwill in the amount of $108,000 and other intangible assets of $596,000.

  (D)
  Reflects the accrual for direct expenses of $135,000 related to the acquisition.

  (E)
  Reflects the adjustment of deferred revenue acquired in purchase accounting to its estimated fair value.

  (F)
  Reflects the elimination of Allegis' preferred stock, common stock, preferred stock warrants, deferred compensation and accumulated deficit.

  (G)
  As of December 31, 2002, the purchase accounting would have resulted in negative goodwill, thus the assigned values of certain acquired assets would have been reduced proportionally and any excess would have been reflected as an extraordinary gain. The application of purchase accounting as of the acquisition date (March 24, 2003) resulted in an assigned value to intangible assets as well as a residual amount for goodwill. Therefore, the negative goodwill as of December 31, 2002 has been reflected as an adjustment to accumulated deficit, with the resultant intangible assets reflected on the accompanying pro forma balance sheet at their estimated fair value and goodwill based upon the estimated residual amount as of March 24, 2003.

  (H)
  Reflects the reduction of depreciation expense for the write down of property, plant and equipment to their estimated fair values as of the acquisition date.

  (I)
  Reflects the assumed amortization of $397,000 during 2002 related to the establishment of other intangible assets (18 month life) in connection with the acquisition.

QuickLinks

  Item 7. Financial Statements and Exhibits.
SIGNATURE
INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION
Independent Auditors' Report
ALLEGIS CORPORATION AND SUBSIDIARY Consolidated Balance Sheets December 31, 2002 and 2001 (In thousands, except share amounts)
ALLEGIS CORPORATION AND SUBSIDIARY Consolidated Statements of Operations Years ended December 31, 2002 and 2001 (In thousands)
ALLEGIS CORPORATION AND SUBSIDIARY Consolidated Statements of Shareholders' Equity Years ended December 31, 2002 and 2001 (In thousands, except share amounts)
ALLEGIS CORPORATION AND SUBSIDIARY Consolidated Statements of Cash Flows Years ended December 31, 2002 and 2001 (In thousands)
CLICK COMMERCE, INC. UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET December 31, 2002 (dollars in thousands)
CLICK COMMERCE, INC. UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENT OF OPERATIONS For the Year Ended December 31, 2002 (dollars in thousands, except per share data)
CLICK COMMERCE, INC NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS